May 12, 2004

Mr. Brice Nelson

The University of Michigan

Office of Technology Transfer

Wolverine Tower, Room 2071

3003 S. State Street

Ann Arbor, MI 48109-1280

Attn: File No. 1061

Dear Brice,

To reflect the realities of staffing and funding resources, I am writing to request amendment to the License Agreement between Genesis Bioventures, Inc. and The University of Michigan (File No. 1061). The following modifications in Section 5.3 (“Milestones”) are requested:

1.	Milestone (2): Characterization of target protein(s) based on verifiable protein sequence(s).

We request the milestone date be moved from May 15, 2004 to February 15, 2005.

2.	Milestone (3): The filing of an FDA application for the current format OR Adoption of an improved alternate diagnostic format (such as ELISA).

We request the milestone date be moved from November 15, 2004 to May 15, 2005.

3.	Milestone (4): Cumulative NET SALES of at least $25,000.

We request the milestone date be moved from May 15, 2005 to November 15, 2005.

4.	Milestone (5): Cumulative NET SALES of at least $100,000.

We request the milestone date be moved from May 15, 2006 to November 15, 2006.

5.

Milestone (6): Increased employee staffing levels from those on May 15, 2004, including a senior regulatory person, 5 scientists (including medical technicians) and a viable customer service function (the last of which may be contracted out).

We request the milestone date be moved from May 15, 2005 to November 15, 2005.

6.	Milestone (7): FDA approval of improved alternate diagnostic format (such as ELISA) OR FDA approval of current diagnostic format.

We request the two milestone dates be moved from May 15, 2009 to November 15, 2009 and from May 17, 2007 to November 15, 2007, respectively.

Please note that Milestone (1): FIRST COMMERCIAL SALE by October 15, 2003 was completed on schedule as previously reported to you.

Mr. Brice Nelson

The University of Michigan

Office of Technology Transfer

May 12, 2004

Thank you for your consideration on this amendment. If you agree to these modifications, please indicate your approval below. Meanwhile, please contact me if you have any questions.

Sincerely,	Signed and agreed:

GENESIS BIOVENTURES, INC.	THE UNIVERSITY OF MICHIGAN

_________________________________	_____________________________________

E. Greg McCartney

Chairman/CEO	Printed Name: _________________________

Title: ________________________________

Date: ________________________________

CC: James S. Arthurs, Biomedical Diagnostics, LLC